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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, John Mutch, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, except for the failure to (i) timely file the Annual Report on Form 10-K, (ii) complete and timely file in the Annual Report on Form 10-K management's assessment of the effectiveness of internal control over financial reporting at March 31, 2005 and (iii) timely file the associated report of Peregrine Systems, Inc.'s independent registered public accounting firm, the Annual Report of Peregrine Systems, Inc. on Form 10-K for the fiscal year ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Peregrine Systems, Inc.

        Date: June 30, 2005

/s/ JOHN MUTCH John Mutch President and Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to Peregrine Systems, Inc. and will be retained by Peregrine Systems, Inc. and furnished to the Securities and Exchange Commission upon request.

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002